Exhibit 99

ORBCOMM ANNOUNCES THIRD QUARTER 2016 RESULTS

– Total Revenues of $46.3 Million Up Slightly to Prior Year –

– Service Revenues Growing 15% Over Prior Year –

– Adjusted EBITDA of $12.0 Million, Increases 8.5% Over Prior Year –

– Company Adds 37,000 Net Subscriber Communicators in the Quarter –

Rochelle Park, NJ, November 2, 2016 – ORBCOMM Inc. (NASDAQ: ORBC), a global provider of Machine-to-Machine (M2M) and Internet of Things (IoT) solutions, today announced financial results for the third quarter ended September 30, 2016.

The following financial highlights are in thousands of dollars.

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Service Revenues	$28,846	$25,048	$83,454	$72,833
Product Sales	$17,442	$21,036	$56,458	$60,464
Total Revenues	$46,288	$46,084	$139,912	$133,297
Net Income (Loss) attributable to ORBCOMM Inc., Common Stockholders	$(14,048)	$1,582	$(20,313)	$(13,517)
Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders (1,5)	$(3,122)	$2,082	$(8,454)	$3,292
Basic EPS	$(0.20)	$0.02	$(0.29)	$(0.19)
Basic EPS – Ex-Items (2,5)	$(0.04)	$0.03	$(0.12)	$0.05
EBITDA (3,5)	$(521)	$9,385	$18,063	$9,908
Adjusted EBITDA (4,5)	$11,961	$11,029	$34,776	$30,411

(1) Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders is defined as Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders, excluding Impairment Loss-satellite network, and Acquisition-related and integration costs.

(2) Basic EPS – Ex-Items is defined as Basic EPS excluding Impairment Loss-satellite network, and Acquisition-related and integration costs.

(3) EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization.

(4) Adjusted EBITDA is defined as EBITDA, adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, and acquisition-related and integration costs.

(5) A table presenting Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders, EBITDA and Adjusted EBITDA, reconciled to GAAP Net Income and Basic EPS – Ex-Items reconciled to GAAP Basic EPS, is among other financial tables at the end of this release.

“In the third quarter, we had mixed results.  Service Revenues grew about 4% sequentially marking our largest organic increase to date, while Product Sales came in lower than anticipated due to logistical and timing issues,” said Marc Eisenberg, ORBCOMM’s Chief Executive Officer. “We expect to catch-up over the next couple of quarters and add to multiple new projects to the mix.”

1

“Adjusted EBITDA margins improved to about 26% for the third quarter this year demonstrating the operating leverage from improved Service Revenues,” said Robert Costantini, Chief Financial Officer of ORBCOMM.  “Cash flows from operations increased by over $11 million in Q3 to over $19 million for the first nine months of 2016.”

Recent Highlights:

Financial Highlights

•

For Q3 of 2016, Total Revenues of $46.3 million were up slightly year-over-year.  Service Revenues increased 15% over the prior year period to $28.8 million. Product Sales of $17.4 million were ($3.6) million or 17% lower than the prior year period. The shortfall in Product Sales was caused by a number of factors, including shifting manufacturing of multiple product lines to a new contract manufacturer, delays in new program releases from distribution partners, and delays in the completion of engineering tasks needed to deliver customers updated products.  We believe we will ship these products over the next couple of quarters.

•	For Q3 of 2016, Adjusted EBITDA was $12.0 million, 25.8% of Total Revenues, and increased $0.9 million or 8.5% over the prior year period.

•

Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders was ($14.0) million Net Loss for the third quarter of 2016, compared to Net Income of $1.6 million for the same period in 2015, lower largely due to an Impairment Loss of ($10.7) million related to an in-orbit OG2 satellite that lost communication (see Impairment Loss-satellite network below).

•

Net subscriber communicator additions for ORBCOMM were 37,000 in Q3 of 2016, taking the total billable subscriber communicators to 1,687,000 at September 30, 2016, which compares to 1,330,000 at the end of the same period last year; a 27% increase year-over-year.

Customer Highlights

•

On September 19, 2016, we announced that ORBCOMM has been selected by Global Fishing Watch to provide extensive global satellite Automatic Identification System (AIS) data from commercial fishing vessels for its new online technology platform. Global Fishing Watch is a collaboration by Oceana, Google and SkyTruth to end Illegal, Unreported and Unregulated (IUU) fishing by identifying fishing vessels and analyzing fishing activity to ensure environmental regulations are upheld. ORBCOMM provides Global Fishing Watch with more than 20 million AIS data points every day that show the movement of the world’s largest commercial vessels over time.

•

On August 25, 2016, we announced that ORBCOMM has been selected by L.J. Rogers Trucking, Inc. (L.J. Rogers) to provide an industry-leading asset tracking solution for its dry van trailer fleet. Headquartered in Mebane, NC, L.J. Rogers focuses on full-service truckload transportation and logistics support throughout the United States. ORBCOMM’s end-to-end solution will provide wireless connectivity through its proprietary hardware and a web-based reporting platform for optimal fleet management. L.J. Rogers expects to complete deployment of ORBCOMM’s solution by the second quarter of 2017.

•

On August 11, 2016, we announced that ORBCOMM was selected by Northern Refrigerated Transportation, Inc. (Northern Refrigerated) to provide industry-leading telematics solutions for its fleet of refrigerated trailers. Based in Turlock, CA, Northern Refrigerated is a leader in Less Than Truckload (LTL) West Coast refrigerated transport solutions. Northern Refrigerated is using ORBCOMM’s cold chain telematics systems to track, monitor and control its refrigerated trailers. Northern Refrigerated will complete deployment of ORBCOMM’s cold chain solution by the end of 2016.

•

On August 4, 2016, Carrier Transicold announced it will offer a customized telematics solution that will deliver advanced capabilities for its transport refrigeration units (TRUs). The new telematics solution will help fleets manage their refrigerated assets by enabling remote refrigeration unit monitoring, control and diagnostics, data management and other value-added capabilities. ORBCOMM Inc., was selected to develop the system according to design and qualification requirements specified by Carrier Transicold. With field trials nearing completion, Carrier Transicold anticipates the full release of its telematics solution in North America in 2017, followed by rollouts in Europe and other regions around the world.

Product Highlights

•

On September 27, 2016, we announced that ORBCOMM has been named a winner of two IoT Evolution Asset Tracking Awards for ORBCOMM’s CargoWatch® Secure web application and its Cold Chain Telematics Solution by IoT Evolution magazine and IoT Evolution World, leading print and online voices of the high-growth IoT marketplace.

•

On September 21, 2016, we announced that ORBCOMM has enhanced its cold chain compliance solution for the European refrigerated transportation market. In addition to industry-leading temperature recorders, sensors and the ColdChainView web application, ORBCOMM’s comprehensive solution now includes connectivity services from some of the largest providers of terrestrial services in Europe as well as a new mobile app. By enabling precise temperature monitoring, fuel management, preventive maintenance and remote control for food, pharmaceuticals and other temperature-controlled cargo, ORBCOMM helps customers improve end-to-end operations and gain total assurance from the product’s origin to destination.

•

On September 20, 2016, we announced that ORBCOMM has received the Good Automated Manufacturing Practice (GAMP® 5) official certification of approval from the European Institute for Pharma Logistics (EIPL) for its Euroscan-branded product line of temperature recording devices and cold chain monitoring systems. GAMP 5 guidelines are published by the International Society for Pharmaceutical Engineering (ISPE) and provide a flexible, risk-based approach on how to define and implement quality procedures, including compliant computerized systems, that support Good Distribution Practices (GDP) of pharmaceutical products for human use.

•

On September 7, 2016, we introduced our Enterprise IoT Toolkit, which provides every layer of the IoT stack required to develop market-specific solutions that improve asset utilization, reduce operational costs and provide long-term return on investment (ROI). ORBCOMM’s IoT Toolkit components are available together or separately to enterprises, Original Equipment Manufacturers (OEMs), solution providers and Value Added Resellers (VARs) to create M2M and IoT solutions with the assurance that all of the building blocks are interoperable and come with a single point of contact for support. ORBCOMM’s IoT Toolkit is a finalist in the CTIA Super Mobility 2016 E-Tech Awards in both the Industrial IoT (IIoT, M2M, Sensors, RFID, NFC etc.) and Mobile Cloud categories.

•

On August 16, 2016, we announced that ORBCOMM was named a winner of two IoT Evolution Product of the Year Awards for the ORBCOMM PT 7000 and the ORBCOMMconnect multi-network management portal by IoT Evolution magazine and IoT Evolution World, the leading magazine and Web site covering IoT technologies. The winners were published in the following issue of IoT Evolution magazine.

Financial Results and Highlights

Revenues

For the third quarter ended September 30, 2016, Service Revenues were up 15% over the prior year period to $28.8 million. The increase in Service Revenues in Q3 this year was driven by both organic growth and our most recent acquisitions. Organic growth benefited from the OG2 satellite constellation and a growing subscriber base across multiple lines of business.

Product Sales during the third quarter of 2016 were $17.4 million compared to $21.0 million during the same period last year, decreasing $3.6 million or 17%.  Products sales were hampered by timing and logistical issues that impacted transportation solutions, along with continued headwinds in South America.  Product Sales were up in European markets in Q3 over last year.

Total Revenues for the third quarter ended September 30, 2016 were slightly up at $46.3 million compared to $46.1 million during the same period of 2015.

Cost of Revenues and Operating Expenses

Total Cost of Revenues and Operating Expenses for the third quarter of 2016 were $58.3 million compared to $42.9 million during the same period in 2015.  Cost of Revenues, exclusive of Depreciation and Amortization, decreased slightly year-over-year largely due to lower Cost of Products sold, partially offset by increases in costs to operate the companies acquired. Operating Expenses were higher this year than the prior year period primarily due to higher Depreciation and Amortization, Product Development and non-labor related SG&A expenses as well as an Impairment Loss of ($10.7) million related to an in-orbit OG2 satellite that lost communication.

Impairment Loss-satellite network

In August 2016, the Company lost communication with one of the in-orbit OG2 satellites launched in July 2014.  While we are still trying to recover the satellite, due to the extended period without communication we are recording an impairment charge of $10.7 million to write-off the net book value of this satellite as of September 30, 2016.  The loss of this one satellite is not expected to have a material impact on network communications services or our financials going forward.  The Company believes the loss of communication is likely a workmanship or piece part issue, specific to this one satellite.  Under the terms of our in-orbit insurance for the satellites launched in July 2014, which was extended through December 21, 2016, we expect this satellite to be the one satellite deductible across the five satellites covered under this in-orbit policy.

Income (Loss) Before Income Taxes, Net Income (Loss), and Earnings Per Share

Income (Loss) Before Income Taxes for the third quarter of 2016 was a ($14.0) million loss, compared to the $1.9 million profit for the third quarter of 2015.

Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders was ($14.0) million Net Loss for the third quarter of 2016, compared to Net Income of $1.6 million for the same period in 2015.  Basic EPS was a loss of ($0.20) per share for the third quarter of 2016 versus a profit of $0.02 per share for the third quarter of 2015.  The Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders includes an Impairment Loss of ($10.7) million related to an in-orbit OG2 satellite that lost communication.

Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders and Basic EPS – Ex-Items are non-GAAP financial measures used by the Company. Please see the financial tables at the end of the release for a reconciliation of Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders and Basic EPS – Ex-Items.

EBITDA and Adjusted EBITDA

EBITDA for the third quarter of 2016 was ($0.5) million compared to $9.4 million in the third quarter of 2015.

Adjusted EBITDA was $12.0 million for the third quarter of 2016 compared to $11.0 million in the third quarter of 2015, an increase of 8.5%.

EBITDA and Adjusted EBITDA are non-GAAP financial measures used by the Company to measure operating performance and the quality of earnings. Please see the financial tables at the end of the release for a reconciliation of EBITDA and Adjusted EBITDA.

Balance Sheet & Cash Flow

At September 30, 2016, Cash and Cash Equivalents totaled $21.3 million, compared to $28.1 million at December 31, 2015 that included $1.0 million in Restricted Cash, decreasing ($6.8) million. The Cash decline was partially offset by the $19.2 million of Cash generated by operations through the first nine months of 2016. Cash invested in Capital Expenditures was ($22.5) million, of which ($8.3) million was due to the completion of milestone and insurance payments for the OG2 program related to the final launch in late 2015 and includes ($1.6) million of capitalized interest. In addition, we paid ($3.8) million for the Skygistics acquisition in the second quarter of 2016.

Guidance

For the Full Year 2016, the Company now expects Total Revenues to range between $188 million and $191 million and Adjusted EBITDA at about 25% margins to Total Revenues.

Investment Community Conference Call

ORBCOMM will host a conference call and webcast for the investment community this morning at 8:30 AM ET. Senior management will review the results, discuss ORBCOMM’s business, and address questions.  To access the call, domestic participants should dial 1-888-401-4642 at least ten minutes prior to the start of the call. International callers should dial 1-719-785-9446.  To hear a live web simulcast or to listen to the archived webcast following completion of the call, please visit the Company’s website at http://investors.orbcomm.com and then select “News & Events” to access the link to the call.  To listen to a replay of the conference call, please visit

https://event.mymeetingroom.com/Public/WebRegistration/Y29uZmVyZW5jZUlkPTg4OTY5MDEmdHlwZT1yZXBsYXkmbGFuZ3VhZ2U9ZW5nbGlzaA==.  The replay will be available from approximately 1:30 PM ET on November 2, 2016, through 1:30 PM ET on November 16, 2016.

About ORBCOMM Inc.

ORBCOMM Inc. (Nasdaq: ORBC) is a leading global provider of Machine-to-Machine (M2M) communication solutions and the only commercial satellite network dedicated to M2M. ORBCOMM’s unique combination of global satellite, cellular and dual-mode network connectivity, hardware, web reporting applications and software is the M2M industry’s most complete service offering. Our solutions are designed to remotely track, monitor, and control fixed and mobile assets in core vertical markets including transportation & distribution, heavy equipment, industrial fixed assets, oil & gas, maritime, mining and government.

With close to two decades of innovation and expertise in M2M, ORBCOMM has more than 1.6 million subscribers with a diverse customer base including premier OEMs such as Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery Co., Ltd., John Deere, Komatsu Ltd., and Volvo Construction Equipment, as well as end-to-end solutions customers such as C&S Wholesale, Canadian National Railways, CR England, Hub Group, KLLM Transport Services, Marten Transport, Swift Transportation, Target, Tropicana, Tyson Foods, Walmart, Union Pacific Railroad and Werner Enterprises. For more information, visit www.orbcomm.com

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, estimates, objectives and expectations for future events and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations and estimates, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include but are not limited to: dependence of SkyWave’s business on its commercial relationship with Inmarsat plc and the services provided by Inmarsat plc, including the continued availability of Inmarsat plc’s satellites; substantial losses we have incurred and may continue to incur; demand for and market acceptance of our products and services and the applications developed by us and our resellers; market acceptance and success of our Automatic Identification System business; dependence on a few significant customers, including a concentration in Brazil, loss or decline or slowdown in the growth in business from key customers, such as Caterpillar Inc., Hitachi Construction Machinery Co., Ltd., Komatsu Ltd., Onixsat, Satlink S.L., Sascar and Maersk Lines, other value-added resellers, or VARs, and international value-added resellers, or IVARs, and other value-added Solution Providers, or SPs; dependence on a few significant vendors or suppliers, loss or disruption or slowdown in the supply of products and services from key vendors, such as Inmarsat plc. and Sanmina Corporation; loss or decline or slowdown in growth in business of any of the specific industry sectors we serve, such as transportation, heavy equipment, fixed assets and maritime; our potential future need for additional capital to execute on our growth strategy; additional debt service acquired with or incurred in connection with existing or future business operations; our acquisitions may expose us to additional risks, such as unexpected costs, contingent or other liabilities, or weaknesses in internal controls, and expose us to issues related to non-compliance with domestic and foreign laws, particularly regarding our acquisitions of businesses domiciled in foreign countries; the terms of our credit agreement, under which we currently have borrowed $150 million and may borrow up to an additional $10 million, could restrict our business activities or our ability to execute our strategic objectives or adversely affect our financial performance; the inability to effect suitable investments, alliances and acquisitions or the failure to integrate and effectively operate the acquired businesses; fluctuations in foreign currency exchange rates; the inability of our subsidiaries, international resellers and licensees to develop markets outside the United States; the inability to obtain or maintain the necessary regulatory authorizations, approvals or licenses, including those that must be obtained and maintained by third parties, for particular countries or to operate our satellites; technological changes, pricing pressures and other competitive factors; in-orbit satellite failures or reduced performance of our existing satellites; the failure of our system or reductions in levels of service due to technological malfunctions or deficiencies or other events; significant liabilities created by products we sell; litigation proceedings; inability to operate due to changes or restrictions in the political, legal, regulatory, government, administrative and economic conditions and developments in the United States and other countries and territories in which we provide our services; ongoing global economic instability and uncertainty; and changes in our business strategy. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and elsewhere in our

Annual Report on Form 10-K for the year ended December 31, 2015, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial and Trade Media:
Michelle Ferris	Alan Oshiki
Director of Corporate Communications	Executive Vice President
ORBCOMM Inc.	The Abernathy MacGregor Group
703-433-6516	212-371-5999
ferris.michelle@orbcomm.com	aho@abmac.com

ORBCOMM Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value and share data)
(Unaudited)
	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$21,273	$27,077
Accounts receivable, net of allowance for doubtful accounts of $1,596 and $1,233, respectively	34,493	29,816
Inventories	21,718	20,712
Prepaid expenses and other current assets	4,357	5,646
Restricted cash	-	1,000
Deferred income taxes	508	508
Total current assets	82,349	84,759
Satellite network and other equipment, net	218,505	229,970
Goodwill	114,002	112,425
Intangible assets, net	85,644	93,172
Other assets	7,378	6,573
Total assets	$507,878	$526,899
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$10,654	$13,895
Accrued liabilities	27,399	24,186
Current portion of deferred revenue	7,565	7,652
Total current liabilities	45,618	45,733
Note payable - related party	1,275	1,241
Note payable	150,000	150,000
Deferred revenue, net of current portion	3,622	6,024
Deferred tax liabilities	19,409	18,440
Other liabilities	3,714	5,705
Total liabilities	223,638	227,143
Commitments and contingencies
Equity:
ORBCOMM Inc. stockholders' equity
Series A Convertible Preferred Stock, par value $0.001; 1,000,000 shares authorized; 35,757 and 35,759 shares issued and outstanding at September 30, 2016 and December 31, 2015	357	357
Common stock, par value $0.001; 250,000,000 shares authorized; 71,043,788 and 70,613,642 shares issued at September 30, 2016 and December 31, 2015	71	71
Additional paid-in capital	385,435	381,659
Accumulated other comprehensive income (loss)	(304)	(1,174)
Accumulated deficit	(101,737)	(81,424)
Less treasury stock, at cost; 29,990 shares at September 30, 2016 and December 31, 2015	(96)	(96)
Total ORBCOMM Inc. stockholders' equity	283,726	299,393
Noncontrolling interest	514	363
Total equity	284,240	299,756
Total liabilities and equity	$507,878	$526,899

ORBCOMM Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Service revenues	$28,846	$25,048	$83,454	$72,833
Product sales	17,442	21,036	56,458	60,464
Total revenues	46,288	46,084	139,912	133,297
Cost of revenues, exclusive of depreciation and amortization shown below:
Cost of services	9,791	8,766	28,330	24,788
Cost of product sales	13,218	15,424	41,868	44,162
Operating expenses:
Selling, general and administrative	12,031	10,668	34,843	33,134
Product development	1,217	1,202	5,126	4,628
Depreciation and amortization	11,158	6,331	31,668	19,426
Impairment loss - satellite network	10,680	—	10,680	12,748
Acquisition - related and integration costs	246	500	1,179	4,061
(Loss) income from operations	(12,053)	3,193	(13,782)	(9,650)
Other income (expense):
Interest income	100	90	283	246
Other income (expense)	426	(85)	335	307
Interest expense	(2,471)	(1,332)	(6,615)	(3,906)
Total other (expense)	(1,945)	(1,327)	(5,997)	(3,353)
(Loss) income before income taxes	(13,998)	1,866	(19,779)	(13,003)
Income taxes	(9)	221	369	312
Net (loss) income	(13,989)	1,645	(20,148)	(13,315)
Less: Net income attributable to the noncontrolling interests	52	54	158	175
Net (loss) income attributable to ORBCOMM Inc.	$(14,041)	$1,591	$(20,306)	$(13,490)
Net (loss) income attributable to ORBCOMM Inc. common stockholders	$(14,048)	$1,582	$(20,313)	$(13,517)
Per share information-basic:
Net (loss) income attributable to ORBCOMM Inc. common stockholders	$(0.20)	$0.02	$(0.29)	$(0.19)
Per share information-diluted:
Net (loss) income attributable to ORBCOMM Inc. common stockholders	$(0.20)	$0.02	$(0.29)	$(0.19)
Weighted average common shares outstanding:
Basic	70,997	70,460	70,866	70,376
Diluted	70,997	71,918	70,866	70,376

ORBCOMM Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(20,148)	$(13,315)
Adjustments to reconcile net loss to net cash provided by operating activities:
Change in allowance for doubtful accounts	146	167
Change in the fair value of acquisition-related contingent consideration	(213)	(674)
Amortization of the fair value adjustment related to warranty liabilities acquired through acquisitions	(57)	(12)
Amortization of deferred financing fees	611	348
Depreciation and amortization	31,668	19,426
Impairment loss - satellite network	10,680	12,748
Stock-based compensation	3,824	3,214
Foreign exchange loss (gain)	482	(419)
Deferred income taxes	538	62
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,925)	3,408
Inventories	(336)	(4,275)
Prepaid expenses and other assets	134	(470)
Accounts payable and accrued liabilities	(1,013)	(8,730)
Deferred revenue	(2,540)	(118)
Other liabilities	(664)	(175)
Net cash provided by operating activities	19,187	11,185
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(3,452)	(133,078)
Capital expenditures	(22,519)	(32,106)
Cash held for acquisition	—	123,000
Change in restricted cash	1,000	—
Other	(198)	—
Net cash used in investing activities	(25,169)	(42,184)
Cash flows from financing activities:
Proceeds received from issuance of long-term debt	—	10,000
Cash paid for debt issuance costs	—	(842)
Proceeds received from exercise of stock options	—	244
Payment of deferred purchase consideration	(342)	(1,106)
Principal payment of note payable	—	(10,000)
Principal payments of capital leases	—	(72)
Net cash used in financing activities	(342)	(1,776)
Effect of exchange rate changes on cash and cash equivalents	520	(300)
Net decrease in cash and cash equivalents	(5,804)	(33,075)
Beginning of period	27,077	91,565
End of period	$21,273	$58,490
Supplemental disclosures of cash flow information:
Cash paid for
Interest	$6,581	$6,747
Income taxes	$(110)	$584

The following table reconciles our Net Income (Loss) attributable to ORBCOMM Inc. to EBITDA and Adjusted EBITDA for the periods shown:

	Quarter ended September 30,		Nine Months ended September 30,
	2016	2015	2016	2015
(in thousands)
Adjustments to EBITDA
Net loss attributable to ORBCOMM Inc.	$(14,041)	$1,591	$(20,306)	$(13,490)
Income tax expense	(9)	221	369	312
Interest income	(100)	(90)	(283)	(246)
Interest expense	2,471	1,332	6,615	3,906
Depreciation and amortization	11,158	6,331	31,668	19,426
EBITDA	$(521)	$9,385	$18,063	$9,908

Adjustments to adjusted EBITDA
Stock based compensation	1,219	979	3,824	3,214
Minority interest	52	54	158	175
In-orbit insurance	285	111	872	305
Acquisition-related and integration costs	246	500	1,179	4,061
Impairment loss - satellite network	10,680	-	10,680	12,748
Adjusted EBITDA	$11,961	$11,029	$34,776	$30,411

ORBCOMM publically reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, ORBCOMM also presents financial information that are considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies. EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not performance measures calculated in accordance with GAAP and are therefore considered non-GAAP measures. A reconciliation table is presented above.

EBITDA is defined as earnings attributable to ORBCOMM Inc. before interest income (expense), loss on debt extinguishment, provision for income taxes and depreciation and amortization. ORBCOMM believes EBITDA is useful to its management and investors in evaluating operating performance because it is one of the primary measures used to evaluate the economic productivity of the Company’s operations, including its ability to obtain and maintain its customers, its ability to operate its business effectively, the efficiency of its employees and the profitability associated with their performance. It also helps ORBCOMM’s management and investors to meaningfully evaluate and compare the results of the Company’s operations from period to period on a consistent basis by removing the impact of its financing transactions and the depreciation and amortization impact of capital investments from its operating results. In addition, ORBCOMM management uses EBITDA in presentations to its board of directors to enable it to have the same measurement of operating performance used by management and for planning purposes, including the preparation of the annual operating budget.

The Company also believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, noncontrolling interests, impairment loss, non-capitalized satellite launch and in-orbit insurance, insurance recovery, and acquisition-related and integration costs, is useful to investors to evaluate the Company’s core operating results and financial performance because it excludes items that are significant non-cash or non-recurring expenses reflected in the Condensed Consolidated Statements of Operations. Adjusted EBITDA Margin equals Adjusted EBITDA divided by Total Revenues.

The following table reconciles our Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders to Net Income (Loss) – Ex-Items, attributable to ORBCOMM Inc. Common Stockholders and Basic EPS to Basic EPS – Ex-Items for the periods shown:

	Quarter ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
(in thousands except per share data)
Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders	$(14,048)	$1,582	$(20,313)	$(13,517)
Impairment Loss - satellite network	10,680	-	10,680	12,748
Acquisition-related and integration costs	246	500	1,179	4,061
Net Income (Loss) – Ex-Items attributable to ORBCOMM Inc. Common Stockholders	$(3,122)	$2,082	$(8,454)	$3,292
Basic EPS	$(0.20)	$0.02	$(0.29)	$(0.19)
Impact of Adjustments on Basic EPS	$0.16	$0.01	$0.17	$0.24
Basic EPS – Ex-Items	$(0.04)	$0.03	$(0.12)	$0.05

Net Income (Loss) – Ex-Items attributable to ORBCOMM Inc. Common Stockholders is defined as Net Income (Loss) attributable to ORBCOMM Inc. Common Stockholders, excluding Impairment Loss-satellite network, and Acquisition-related and integration costs.  Basic EPS – Ex-Items is defined as Basic EPS excluding Impairment Loss-satellite network, and Acquisition-related and integration costs.  Net Income (Loss) – Ex-Items attributable to ORBCOMM Inc. Common Stockholders and Basic EPS – Ex-Items are non-GAAP financial measures used by the Company.  These non-GAAP financial measures are used as a means to evaluate period-to-period comparisons.  These non-GAAP measures are presented in this press release as management believes that they will provide investors with a means of evaluating, and an understanding of how management evaluates, the Company’s performance and results on a comparable basis that is not otherwise apparent on a GAAP basis, since many non-recurring, infrequent or non-cash items that management believes are not indicative of the core performance of the business may not be excluded when preparing financial measures under GAAP.  These non-GAAP measures should not be considered in isolation from, as substitutes for, or superior to financial measures prepared in accordance with GAAP, or may be different from similarly titled measures reported by other companies.  A reconciliation table is presented above.